Exhibit 10.40

[FM Services Company Letterhead]

January 18, 2005

Mr. J. Bennett Johnston, Jr.
1317 Merrie Ridge Road
McLean Virginia 22101

Dear Mr. Johnston:

Supplemental Agreement to the
Consulting Agreement of January 7, 1997

This Supplemental Agreement refers to the consulting agreement of January 7, 1997 (The “Consulting Agreement”) with the undersigned, FM Services Company (The “Company”), with respect to your performance of consulting services for FM Services and its subsidiaries and affiliates (collectively with FM Services, the “Freeport Entities”).

By way of this Supplemental Agreement, McMoran Exploration Co. has agreed to pay you an additional $50,000.00 in consulting fees for services performed in connection with the liquefied natural gas project and an additional $50,000.00 if and when the liquefied natural gas license is issued.

Please confirm that the foregoing correctly sets forth your understanding with respect to this matter by signing both originals of this Supplemental Agreement and returning one to me.

Very truly yours,

/s/ Richard C. Adkerson

Richard C. Adkerson
Chairman of the Board and President
FM Services Company

AGREED TO AND ACCEPTED

BY:  /s/ J. Bennett Johnston, Jr. -
          J. Bennett Johnston, Jr.

DATE:  January 19, 2005